Independent Auditors' Consent



The Shareholders and Board of Directors of
Smith Barney Investment Funds Inc.:
We consent to the incorporation by reference, with respect to the Funds listed below for the Smith Barney Investment Funds Inc. (the "Funds"), in the respective Prospectus and the Statement of Additional Information, of our report dated February 9, 2001, on the statements of assets and liabilities for the Funds as of December 31, 2000 and the related statements of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended and the financial highlights for each of the years in the five-year period then ended. These financial statements and financial highlights and our report thereon are included in the Annual Report of the Funds as filed on Form N-30D.
We also consent to the references to our firm under the headings "Financial Highlights" in the respective Prospectus and "Auditors" in the Statement of Additional Information.
Fund
Smith Barney Peachtree Growth Fund
Smith Barney Investment Grade Bond Fund
Smith Barney Government Securities Fund


KPMG LLP
New York, New York
April 23, 2001
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